Exhibit 31.1

CERTIFICATIONS UNDER SECTION 302

I, E. Kevin Hrusovsky, certify that:

1.             I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Quanterix Corporation.

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2019

/s/ E. KEVIN HRUSOVSKY

E. Kevin Hrusovsky Chairman, President and Chief Executive Officer (principal executive officer)